Exhibit 99.02

PVBJ Inc.

FINANCIAL STATEMENTS

December 31, 2017 and 2016

PVBJ Inc.

Independent Auditors’ Report

To the Shareholders of

PVBJ Inc.

We have audited the accompanying financial statements of PVBJ, Inc. which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of operations and shareholder deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such o pinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PVBJ Inc. as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

June 15, 2018

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PVBJ Inc.

BALANCE SHEETS

	Year Ended December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$82,063	$53,244
Accounts receivable, net	226,707	267,792

Total current assets	308,770	321,036

Property and equipment, net of accumulated depreciation	280,969	314,019

Total assets	$589,739	$635,055

LIABILITIES AND SHAREHOLDER DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$166,433	$159,416
Current notes payable	14,918	13,547
Current capital lease payable	66,475	56,018

Total current liabilities	247,826	228,981

Line of credit	198,701	144,015
Capital leases	199,961	224,749
Notes payable	71,898	70,721

Total long term liabilities	470,560	439,485

Total liabilities	$718,386	$668,466

Shareholder deficit:
Common stock, no par value, 100 shares authorized, 100 shares issued and outstanding	40,000	40,000
Contributed capital	29,262	32,134
Accumulated deficit	(197,909)	(105,545)

Total shareholder deficit	(128,647)	(33,411)

Total liabilities and shareholder equity	$589,739	$635,055

See accompanying notes to financial statements.	2

PVBJ Inc.

STATEMENTS OF OPERATIONS AND SHAREHOLDER DEFICT

	Year Ended December 31,
	2017	2016
Sales	$2,181,086	$2,216,107
Cost of sales	1,636,404	1,675,574

Gross profit	544,682	540,533

General and administrative expenses	594,983	514,872

Income (loss) before other income and expense	(50,301)	25,661

Other expense:
Loss on disposition of equipment	4,657	3,819
Interest expense	37,407	39,223

Total other expense	42,064	43,042

Net loss	(92,365)	(17,381)

Shareholder deficit, beginning of year	(33,411)	(48,164)

Shareholder distributions	(2,871)	(957)

Contributed capital	-	33,091

Shareholder deficit, end of year	$(128,647)	$(33,411)

See accompanying notes to financial statements.	3

PVBJ Inc.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(92,365)	$(17,381)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	94,700	94,641
Loss on disposal of assets (Increase) decrease in:	4,657	3,819
Accounts receivable	55,208	(54,188)
Allowance for doubtful accounts	(14,123)	14,123
Prepaid expenses and other current assets	-	12,062
Security deposits increase (decrease) in:	-	686
Accounts payable and accrued expenses	7,017	(48,099)

Net cash provided by operating activities	55,094	5,663

Cash flows from investing activities:
Proceeds from disposition of property and equipment	-	-

Net cash (used in) investing activities	-	-

Cash flows from financing activities:
Proceeds from line of credit	55,863	-
Payments on line of credit		(708)
Repayment of notes payable	(7,941)	(4,863)
Repayment of capital leases	(71,326)	(62,047)
Proceeds from contributed capital	-	33,091
Shareholder distribution	(2,871)	(957)

Net cash provided by (used in) financing activities	26,275	(35,484)

Net increase (decrease) in cash and cash equivalents	28,819	(29,821)

Cash and cash equivalents, beginning of year	53,244	83,065

Cash and cash equivalents, end of year	$82,063	$53,244

Supplemental disclosure of cash flow information:
Cash paid for interest	$37,407	$39,223
Cash paid for taxes	$1,965	$2,907

See accompanying notes to financial statements.	4

PVBJ Inc.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 1 - NATURE OF OPERATIONS

Established in 2008, PVBJ, Inc. doing business as Temperature Service Company (the “Company”) a New Jersey S-Corporation is a regionally recognized company that specializes in HVAC and refrigeration for commercial and residential customers. The services offered include design, installation, repair, maintenance and emergency services for environmental systems. The Company has a highly trained technical team that is experienced in all aspects of environmental systems. The Company works directly with end users and through general contractors. The Company covers the Pennsylvania, New Jersey, Maryland and Delaware markets.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable:

Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial stability of its customers. Accounts are written off as uncollectible after collection efforts have failed. In addition, the Company does not generally charge interest on past-due accounts or require collateral. At December 31, 2017 there was no allowance doubtful accounts and at December 31, 2016 there was a $14,123 allowance for doubtful accounts.

Property and Equipment, and Depreciation:

Property and equipment are stated at cost. Depreciation is generally provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the remaining term of the lease or the estimated useful life of the improvement.

Repairs and maintenance that do not improve or extend the lives of the property and equipment are charged to expense as incurred.

Revenue Recognition:

Revenue is all from service or short term contracts and is recognized currently as the work is performed. Time and materials are accordingly charged to the customer at completion of the job.

The Company recognizes revenues when there is persuasive evidence of an arrangement, delivery has occurred or services are rendered, the sales price is determinable, and collectability is reasonably assured. Revenue is typically recorded once all performance obligations of PVBJ, Inc. have been satisfied. Sales are recorded net of discounts and returns, which historically have not been material.

Cash and Cash Equivalents:

Cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. The Company has no cash equivalents for either years presented.

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PVBJ Inc.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Advertising Costs

Advertising costs are charged to expense during the period in which they are incurred. Advertising expense for the years ended December 31, 2017 and 2016 was approximately $1,738 and $1,248, respectively.

Fair Value of Financial Instruments:

The carrying value of the Company’s financial instruments, consisting principally of cash, receivables and accounts payable approximates fair value due to either the short-term maturity of the instruments or borrowings with similar interest rates or maturities.

Income Taxes:

PVBJ Inc. is a New Jersey S-Corporation with pass through tax benefit to the shareholder of PVBJ Inc. personal tax returns. Accordingly, no provision has been made for income taxes in the accompanying financial statements, since all items of income or loss are required to be reported on the income tax returns of the Shareholder, who are responsible for any taxes thereon.

Sales and Use Tax

The Company collects sales tax in various jurisdictions. Upon collection from customers, it records the amount as a payable to the related jurisdiction. On a periodic basis, it files a sales tax return with the jurisdictions and remits the amount indicated on the return.

NOTE 3 – SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

Cash is maintained at an authorized deposit-taking institution incorporated in the United States and is insured by the U.S. Federal Deposit Insurance Corporation up to $250,000.

Credit risk for trade accounts is concentrated as well because substantially all of the balances are receivable from entities located within certain geographic regions. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial conditions, but does not generally require collateral. In addition, at December 31, 2017, 40% of the Company’s accounts receivable was from one customer, and, at December 31, 2016, 61% of the Company’s accounts receivable was due from three unrelated customers at 31%, 18% and 12%.

NOTE 4 – MAJOR CUSTOMERS

During the year ended December 31, 2017, there was one customer with a concentration of 40% of the Company’s revenue. During the year ended December 31, 2016, the Company earned 61% of it’s revenue from three customers at approximately 31%, 18% and 12%.

NOTE 5 – PROPERTY AND EQUIPMENT

At December 31, property and equipment are comprised of the following:

	2017	2016
Furniture and fixtures (5 to 7 years)	$6,464	$6,464
Auto and truck (5 to 7 years)	501,615	450,151
	508,079	456,615
Less: accumulated depreciation	(227,110)	(142,596)
	$280,969	$314,019

Depreciation expense for the years ended December 31, 2017 and 2016 amounted to $94,700 and $94,159, respectively.

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PVBJ Inc.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 6 – COMMITMENTS

The Company entered into one operating lease for office space in Downingtown, PA expiring in December 2018. The future minimum payments on the lease for the next year and in the aggregate amount to the following:

2018	$16,200
$16,200

Rent expense for the years ended December 31, 2017 and 2016 amounted to approximately $16,200 and $19,600, respectively, and is included in General and Administrative expenses on the related statements of operations.

During the year ended December 31, 2016, the Company leased equipment under three capital leases, which expire in June 2023. During the year ended December 31, 2017 the company entered into one more capital lease bringing the total to four. The obligations are payable in monthly installments ranging from approximately $615 to $2,630 with interest rates from 5.57% to 7.20% per annum. The leases are secured by the related equipment.

At December 31, capital leases are comprised of the following:

	2017	2016
Auto and truck (5 to 7 years)	262,400	312,937
Less: accumulated depreciation	(185,394)	(111,911)
	$77,006	$201,026

At December 31, 2017, approximate payments to be made on these capital lease obligations are as follows:

2018	$78,207
2019	78,207
2020	78,207
2021	44,680
2022	7,510
Thereafter	4,380

Capital lease obligation	291,191
Less amounts representing interest	24,755
Current portion	66,475

Net	$199,961

For the years ended June 30, 2017 and 2016, interest expense on the capital leases was approximately $14,840 and $17,782, respectively. Amortization of the capital leases is included in depreciation expense on the income statement.

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PVBJ Inc.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 7 – NOTES PAYABLE

Notes payable consisted of the following:

	December 31, 2017	December 31, 2016
Note payable with monthly payments of $716, including interest at 6.50% per annum through April 2021.	$25,576	$32,341
Note payable with monthly payments of $792, including interest at 5.44% per annum through June 2023.	$-	$51,920
Note payable with monthly payments of $947 including interest at 6.14% per annum through August 2024.	$61,240	$-
Total	$86,816	$84,261

Aggregate annual principal payments in the fiscal years subsequent to December 31 2017, are as follows:

Year ending December:	Amount
2018	$14,918
2019	15,887
2020	16,919
2021	12,064
2022	9,926
Thereafter	17,102
$86,816

NOTE 8 - 401(k) PLANS

Substantially all of the Company’s employees may elect to defer a portion of their annual compensation in the Company-sponsored 401(k) tax-deferred savings plans. The Company makes matching contributions in these plans. The amount charged to expense for these plans was $19,276 and $9,979 for the years ended December 31, 2017 and 2016, respectively.

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PVBJ Inc.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 9 - SUBSEQUENT EVENTS

Date of Management’s Review:

The Company has evaluated subsequent events for the period from December 31, 2017, the date of these financial statements, through June 15, 2018 which represents the date these financial statements were available to be issued.

Sale of business:

On February 1, 2018, the shareholder of the Company entered into a Share Exchange Agreement with H/Cell Energy Corporation (“H/Cell”), whereby H/Cell acquired all outstanding shares of the Company in exchange for 444,445 shares in H/Cell stock with a fair value of $1,177,779 and $221,800 of earn-out liability.

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